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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 2003


       Delaware               2UOnline.com, Inc.              52-2132622
   (State or other              (Exact name of             (I.R.S. Employer
   jurisdiction of          registrant as specified       Identification No.)
   incorporation or             in its charter)
    organization)


         1288 Alberni Street, Suite 806, Vancouver,            V6E 4N5
                 British Columbia, Canada                    (Zip Code)
         (Address of principal executive offices)


                                 (604) 664-0484
              (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)

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ITEM 2. DISPOSITION OF ASSETS.

On January 16, 2003, 2UOnline.com, Inc. (TWUO: OTC.BB) disclosed it had reached an agreement to acquire the "Miss Beverly Hills" entity from Atlantis Cay Ltd. and issued 10,000,000 Rule 144 restricted shares to Atlantis Cay Ltd. and its agents as consideration for the"Miss Beverly Hills" entity. Subsequently, the Company has not been provided with the necessary data and information about the "Miss Beverly Hills" entity in a timely manner, as required, nor has it been satisfied with the transfer of all rights of ownership.

On February 4, 2003, at a Special Meeting of the Board, it was decided to terminate its agreement with Atlantis Cay Ltd. and return the 10,000,000 Rule 144 restricted shares previously issued to its transfer agent for cancellation and return to authorized but unissued status.


ITEM 7.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description
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None



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                             2UOnline.com, Inc.


DATED:  February 5, 2003            By:  /s/ R. Klein
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                                             Robert Klein, President